UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 Gears Road, Suite 860, Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2016, immediately prior to the Closing (described and defined below under Item 2.01) Lucas Energy, Inc. (“we”, “us” and the “Company”), entered into a Second Amendment to Asset Purchase Agreement (the “Second Amendment”) amending that certain Asset Purchase Agreement, entered into between the Company and twenty-three sellers (collectively, the “Sellers”) and Segundo Resources, LLC, as a Seller and as a representative of the Sellers named therein (the “Representative”), dated December 31, 2015, as previously amended by the First Amendment to Asset Purchase Agreement dated April 20, 2016 and effective April 1, 2016 (the “First Amendment” and the Asset Purchase Agreement as amended to date, the “Purchase Agreement”). The Purchase Agreement is described in greater detail in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 30, 2015 and the First Amendment is described in greater detail in our Current Report on Form 8-K filed with the SEC on April 25, 2016.

Pursuant to the Second Amendment, the Sellers agreed (a) to remove the requirement from the Purchase Agreement that we change our name to ‘Camber Energy, Inc.’, instead we agreed to use commercially reasonable efforts following the closing to affect such name change; and (b) to remove the requirement that we issue the Sellers the shares of common stock and preferred stock due to such Sellers at the Closing, agreeing instead that we could issue such shares promptly following the Closing.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment which is filed herewith as Exhibit 2.1 and incorporated by reference herein.

Additionally on August 25, 2016, we entered into the Letter Agreement, Promissory Note, Loan Agreement, Note, Security Agreements, Guaranty Agreements and Consulting Agreement, each as described in greater detail in Items 2.03 and 5.02, below, as applicable, which descriptions are each incorporated by reference in this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective August 25, 2016 (the “Closing”), we closed the transactions contemplated by the Purchase Agreement and acquired working interests in producing properties and undeveloped acreage in Texas and Oklahoma, including varied interests in two largely contiguous acreage blocks in the liquids-rich Mid-Continent region of the United States, and related wells, leases, records, equipment and agreements associated therewith (collectively, the “Assets”), from the Sellers (the “Acquisition”). In consideration for the purchase of the Assets, we assumed approximately $30.6 million of commercial bank debt (which was assumed in connection with the Loan Agreement, defined and described below in Item 2.03) and agreed to (i) issue to the Sellers (a) 552,000 shares of Series B Redeemable Preferred Stock (“Series B Preferred Stock”)(convertible into 3,941,280 shares of common stock, the “Convertible Preferred Stock”) and (b) 13,009,664 shares of restricted common stock; and (ii) pay the Sellers $4,975,000 in cash, which funds we obtained in connection with the Loan Agreement. The Assets are currently producing over one thousand net barrels of oil equivalent per day (BOE/d), of which 53% are liquids and which are being produced primarily from the Hunton formation.

Entities owned and controlled by Richard N. Azar II, who was appointed as Chairman of the Company on August 26, 2016, as discussed below under Item 5.02, received an aggregate of 3,409,385 shares of our common stock (subject to the terms of the Letter Agreement, described below), all 552,000 shares of our Series B Preferred Stock and $3,688,898 in cash from us in connection with the Closing. An entity owned and controlled by Robert Tips, who was appointed as a member of the Board of Directors of the Company on August 26, 2016, as discussed below under Item 5.02, was issued 1,184,725 shares of our common stock in connection with the Closing. Alan Dreeben, who was appointed as a member of the Board of Directors of the Company on August 26, 2016, as discussed below under Item 5.02, was issued 1,780,634 shares of our common stock in connection with the Closing.

Pursuant to the Purchase Agreement, we are required to register the resale of the common stock shares issued to the Sellers (we are required to file the registration statement registering such shares no later than 30 days after Closing and obtain effectiveness thereof no later than 90 days after closing (135 days in the event the SEC reviews such registration statement)).

Pursuant to a Letter Agreement entered into at Closing between the Company and RAD2 Minerals, Ltd. (“RAD2”), one of the Sellers, which is owned and controlled by Richard N. Azar II, who was appointed as our Chairman on August 26, 2016, as described below under Item 5.02, RAD2 agreed to accept full liability for any and all deficiencies between the “Agreed Assets Value” set forth in the Purchase Agreement of $80,697,710, and the mutually agreed upon value of the assets delivered at Closing by the Sellers, up to an aggregate of $1,030,941 (as applicable, the “Deficiency”). In connection therewith, RAD2 agreed to establish an escrow account within three business days of the Closing and place into escrow 288,779 shares of common stock, within 15 business days from the date of the Closing. The escrowed shares are to be held in escrow pending (a) RAD2’s transfer of assets to the Company following the Closing, equal to at least the value of the Deficiency (as valued in the reasonable determination of the Company); or (b) another mutually agreeable solution to the Deficiency ((a) or (b) as applicable, the “Make-Whole”). In the event the Make-Whole occurs on or prior to 45 business days from the date of Closing (the “Make-Whole Deadline”), the escrowed shares are to be released to RAD2, and in the event the Make-Whole does not occur prior to the Make-Whole Deadline, the escrowed shares (or such portion thereof that equals the Deficiency, in the reasonable determination of the Company) are to be released to Lucas for cancellation as consideration for the Deficiency.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, which is filed herewith as Exhibit 10.1, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan Agreement with RAD2

Effective on August 25, 2016, RAD2, which was one of the Sellers and which is owned and controlled by Richard N. Azar II, who was appointed as our Chairman on August 26, 2016, as described below under Item 5.02, loaned us $1.5 million pursuant to a Promissory Note. The Promissory Note does not accrue interest for the first month it is outstanding and accrues interest at the rate of 5% per annum thereafter (15% upon the occurrence of an event of default) until paid in full. The Promissory Note is payable on the earlier of (a) October 31, 2016, and (b) three business days following the date that Lucas receives at least $1.5 million in proceeds from the transactions contemplated by that certain Stock Purchase Agreement dated April 6, 2016, entered into by and between Lucas and Discover Growth Fund. The Promissory Note can be prepaid at any time without penalty, is not secured and contains customary events of default. Funds borrowed pursuant to the Promissory Note were used to pay transaction fees and provide working capital.

The foregoing description of the Promissory Note is not complete and is qualified in its entirety by reference to the Promissory Note, filed herewith as Exhibit 10.2, and incorporated by reference herein.

Loan Agreement with International Bank of Commerce

Effective August 25, 2016, we, as borrower, and Richard N. Azar II, who was appointed as our Chairman on August 26, 2016, as described below under Item 5.02, and who also received the largest number of securities and cash in connection with the Closing, described above under Item 2.01 (“Azar”), Donnie B. Seay, Richard E. Menchaca, RAD2, DBS Investments, Ltd. (“DBS”, controlled by Mr. Seay) and Saxum Energy, LLC (“Saxum”, which is controlled by Mr. Menchaca), as guarantors (collectively, the “Guarantors”, all of which are directly or indirectly Sellers), and International Bank of Commerce, as Lender (“Lender”), entered into a Loan Agreement (the “Loan Agreement”).

Pursuant to the Loan Agreement, the Lender loaned us $40 million (“Loan”), evidenced by a Real Estate Lien Note in the amount of $40 million (the “Note”). We are required to make monthly payments under the Note equal to the greater of (i) $425,000; and (ii) fifty percent (50%) of our monthly net income. The Note accrues annual interest at 2% above the prime rate then in effect, subject to a minimum interest rate of 5.5% per annum. The Note is due and payable on August 25, 2019. Payments under the Note are subject to change as the interest rate changes in order to sufficiently amortize the Note in 120 monthly installments. We have the right, from time to time and without penalty to prepay the Note in whole or in part, subject to the terms thereof.

The proceeds of the Loan were used to repay and refinance approximately $30.6 million of indebtedness owed by certain of the Sellers, to the Lender (including an aggregate of $18.3 million owed by RAD2 and another entity controlled by Mr. Azar, $9.8 million owed by DBS, and $2.1 million owed by Mr. Menchaca), as well as to pay the $4.975 million due to the Sellers at Closing. Another $3.36 million was used to fund a sinking fund required by the Lender, as discussed below, to pay principal on the Note.

The amount owed under the Note is secured by a Security Interest in substantially all of our assets and properties, pursuant to three Security Agreements. Also, each of the Guarantors guaranteed the repayment of a portion of the Loan Agreement pursuant to a Limited Guaranty Agreement (each a “Guaranty Agreement”). Additionally, in connection with the parties’ entry into the Loan Agreement and to further secure amounts due thereunder, certain of the Guarantors pledged shares of common stock which they received at the Closing to the Lender, with RAD2 pledging 3,120,606 shares of common stock; DBS pledging 935,934 shares of common stock; and Saxum pledging 673,392 shares of common stock.

The Loan Agreement includes usual and customary positive and negative covenants, including requiring that (a) we maintain an account balance with Lender of at least $3,360,000 at all times; (b) we comply in all respects with all material agreements, indentures, mortgages, deeds of trust and documents binding on us or affecting our assets, properties or business; (c) that on or before the 15th day following the end of each calendar quarter, and the 120th day following the end of each calendar year, we deliver certain financial statements to the Lender; (d) we provide Lender a reserve report on June 30th and December 30th of each year in connection with our oil and gas properties, and that we further pay the Lender $10,000 per year as an engineering fee; (e) our projected net cash flow, less taxes, operating costs and general and administrative expenses, and other expenses, be sufficient to fully amortize the principal balance due under the Note on a monthly basis, within the economic half-life of the mortgaged properties securing the repayment of the Note (the “Cash Flow Test”); (f) the balance of the Loan not exceed the lesser of (i) 65% of the present worth of our future net income (“PWFNI”) discounted at 20%, or (ii) fifty percent (50%) of the PWFNI discounted at 9% (the “Loan to Value Determination Base”); (g) any additional assets we acquire in the future are promptly pledged to Lender to secure the Loan; (h) Lender consent to any future debt we incur in excess of $100,000 per year; (i) that we not reorganize, merge, or affiliate with any other entity without the prior consent of Lender, and that we not change the present positions of Anthony C. Schnur and Richard N. Azar II, without the prior written consent of Lender; (i) we not sell, contract to sell, convey, assign, transfer, mortgage, pledge, hypothecate, encumber, or in any way alienate any interest in the collateral which secures the repayment of the Note, without the prior written consent and approval of Lender; (j) our maximum general and administrative expenses, including without limitation, employee compensation, but excluding non-cash expenses, including but not limited to stock and warrants issued as compensation, cannot exceed $233,333 per month or $2,800,000 per annual fiscal year (with such amounts to be updated by the Lender on August 25th of each year that the Loan is outstanding), without the prior written consent of Lender, provided that cash bonuses paid to our directors, officers, and employees are allowed, so long as not more than $500,000 in aggregate bonus payments and not more than $100,000 in bonus payments to any one recipient, are paid during any fiscal year; (k) we are not permitted to change the employment, position, or scope of duties of any member of our senior management staff, which are deemed to be Anthony C. Schnur and Richard N. Azar II, except changes resulting from death or disability (i.e., Anthony C. Schnur shall remain our President and Chief Executive Officer and Richard N. Azar II shall remain our Chairman, unless otherwise approved by Lender in its sole discretion); and (l) we maintain a tangible net worth as shown in the financial statements delivered to Lender of at least $30 million.

The Loan to Value Determination Base is tested on June 30th and December 30th of each year; with the first Loan to Value Determination Base to be tested on December 30, 2016; however, it may also be tested from time to time in Lender’s sole discretion. Testing of the Cash Flow Test is to be completed semi-annually on June 30th and December 30th of each year; with the first Cash Flow Test to be administered on June 30, 2017, however, it may also be tested from time to time in Lender’s sole discretion. If at any time we do not meet the requirements of the Cash Flow Test or the Loan to Value Determination Base, we are required to either (i) pledge additional collateral to the Lender, or (ii) pay down the outstanding principal balance of the Note, to bring the Loan into compliance with the Cash Flow Test and/or Loan to Value Determination Base, as applicable, within 15 days after notice thereof from Lender.

As further consideration for agreeing to the terms of the Loan, we agreed to issue the Lender 390,290 shares of common stock (the “Lender Shares”).

The Loan Agreement and Note include standard and customary events of default for similarly sized facilities, including, but not limited to, in the event we fail to pay any amounts owed to Lender when due; we (or any Guarantor) breach any covenant, obligation, agreement, or other provision in any agreement entered into with Lender; the sale, lease, transfer or other disposition of all or any substantial part (i.e., 10% or more in any fiscal year) of our or any Guarantor’s assets, subject to certain exceptions; or in the event any person, entity, or group (other than any Guarantor) acquires beneficial ownership of 50% or more of our securities or more than 50% of the members of our Board of Directors change without the consent of Lender. Our failure to comply with any covenant or requirement under the Loan Agreement and related documents constitutes an event of default under the Note, provided that we have (a) 10 days to cure any payment due under the Loan Agreement, after written notice of the deficiency thereof is provided by the Lender to us, provided further that the Lender is not required to provide us notice more than two times in any calendar year, and if two notices have been provided, no further notice is required under the terms of the Loan Agreement; and (b) 30 days to cure any other default under the Loan Agreement or Note, after written notice of such default has been provided to us by the Lender. Upon the occurrence of an Event of Default, Lender may, at its option, declare the Loan immediately due and payable without notice of any kind.

The Loan Agreement also provides that with respect to the properties located in Glasscock County, Texas, which we obtained ownership of at the Closing (collectively, the “West Texas Properties”), we have the right to sell the West Texas Properties after (i) the Lender approves the purchase and sale agreement in its sole discretion, (ii) the Lender receives as a prepayment of the Loan, 50% of the sales proceeds of the West Texas Properties, but in no event less than $2,000,000, and (iii) the balance of the sales proceeds of the West Texas Properties are deposited in the bank account that we are required to maintain with the Lender, to be used to pay certain principal payments of the Note as approved by Lender in its sole discretion.

We agreed to pay the Lender a loan finance charge of $400,000 in connection with our entry into the Loan Agreement, with half due on the date we entered into the Loan Agreement and half due on or before the 180th day following the date of the Loan Agreement.

The foregoing descriptions of the Loan Agreement, Note, Security Agreements and Guaranty, are not complete and are qualified in their entirety by reference to the Loan Agreement, Real Estate Lien Note, Security Agreements and Form of Limited Guaranty Agreement, which are filed herewith as Exhibits 10.3 through 10.6, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Closing, we issued 552,000 shares of Series B Preferred Stock and 13,009,664 shares of restricted common stock to certain of the Sellers. If fully converted, without taking into account the accrual and conversion of any dividends thereon, which are also convertible into shares of common stock, the 552,000 shares of Series B Preferred Stock are convertible into 3,941,280 shares of common stock.

As additional consideration for the Lender agreeing to the terms of the Loan, we issued the Lender Shares.

We claim an exemption from registration for the issuances described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended, since the foregoing issuances did not involve a public offering and the recipients were “accredited investors”, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and grant and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the Closing, we filed the Designations (defined below under Item 5.06) with the Secretary of State of Nevada. The information regarding the Designations set forth in Item 5.06 below is incorporated by reference in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Pursuant to the Purchase Agreement, the Sellers had the right to appoint three members to the Board of Directors at Closing (the “Appointment Rights”), and exercised such right by requesting the appointment of Richard N. Azar II, Alan W. Dreeben and Robert D. Tips, as members of the Board of Directors, which persons were appointed as members of the Board of Directors by our Board of Directors, pursuant to the power provided to the Board of Directors by the Bylaws of the Company, on August 26, 2016, with Mr. Azar being appointed as Chairman of the Board of Directors. By the sixth month anniversary of the Closing of the Purchase Agreement, one of the three current members of our Board of Directors will be required to resign in order that we will have five members of our Board of Directors, including three appointed by the Sellers, on such date.

Biographical information of Richard N. Azar II, Alan W. Dreeben and Robert D. Tips, is provided below:

Richard N. Azar II, age 69, is an executive within the oil and gas industry with more than 30 years’ experience in the oil and gas exploration and production arena. Mr. Azar serves as President/Co-Founder of San Antonio-based Brittany Energy, LLC and Sezar Energy, LP, independent oil and gas exploration and production companies. In addition, he was a director with Petroflow Energy, Ltd./TexOakPetro Holdings, LLC., a private oil and gas company with operations in the Hunton dewatering resource play in Oklahoma. Since 1982 Mr. Azar’s companies have explored for, produced and operated over 1,000 wells in Central, South and West Texas and Central Oklahoma, including the development of the Hunton Dewatering Resource play in central Oklahoma. Mr. Azar co-founded San Antonio Gas & Oil (SAGO), which in 1985 acquired Altex Resources, Inc., a leading oil and gas exploration company. Over the last 20 years, Mr. Azar has been instrumental in developing a Hunton Dewatering Resource play in central Oklahoma through his ownership/partnership in Altex Resources, Inc. Altex Resources was sold to a Canadian Energy Trust in March 2006. Mr. Azar remains active in the exploration of the Hunton Resource play. He currently serves as a Trustee for the San Antonio-based Texas Biomed Research Institute, has been on the Board of the Southwest Blood and Tissue Center and has actively participated in many philanthropic endeavors. Mr. Azar attended the University of Texas at Austin and graduated with a Bachelor of Business Administration degree and distinguished military graduate honors in 1969.

Alan W. Dreeben, age 73, is an owner and director of Republic National Distributing Company, LLC, the second largest beverage alcohol distributor of premium wine and spirits in the United States. He also has been a director of The Alisam Group LLC, a private freight logistics management and sales organization, since 2014. Mr. Dreeben holds a Bachelor of Business Administration degree from University of Texas at Austin, an Executive Master’s in Business Administration from Harvard University, an honorary Doctor of Philosophy degree from University of the Incarnate Word, and an honorary Doctor of Laws degree from Texas State University.

Robert D. Tips, age 62, is one of San Antonio’s most recognized business leaders. For the past four decades he has devoted himself to building one of the leading family owned funeral companies in the State of Texas, Mission Park Funeral Chapels and Cemeteries. He is the President, Chairman and Chief Executive Officer of MPII, Inc. d/b/a Mission Park Funeral Chapels and Cemeteries, whose operations include 21 funeral homes and cemeteries throughout the state, a casket and monument manufacturing group, an architectural and construction division, insurance companies and a trust company to protect the investments of Mission Park’s pre-need customers. Mr. Tips served as President and Chief Executive Officer of the two insurance companies, MTM Life Insurance Company and Transwestern Life Insurance Company, which were merged into North America Life Insurance Company in 2008, where Mr. Tips served as Vice President from 2008 to 2011. Mr. Tips has been instrumental in starting a faith based school for children of all ages, raising money for Bexar County’s volunteer fire departments, and providing support to the families of San Antonio police officers who died in the line of duty. He is a member of numerous civic clubs and advisory committees throughout Texas. He became a 32nd degree Mason at the age of 21 and is a member of the Albert Pike Masonic Lodge 1169 AF & AM, as well as the Scottish Rite Children’s Hospital. He is a member and past president of Texas Cemeteries Association, a past board member of BBVA Compass Bank and an active board member of BB&T Bank. Mr. Tips also served on Rey Feo during 2005, an organization that raises money for scholarships for San Antonio college students of tomorrow. Mr. Tips attended the University of Texas in Austin.

Related Party Transactions Relating to New Directors

Mr. Azar is the principal Seller and manager of the properties acquired in the Acquisition, and was appointed as our Chairman on August 26, 2016. Mr. Azar also received, either personally or through entities which he controls, an aggregate of 3,380,489 shares of our common stock (subject to the terms of the Letter Agreement), all 552,000 shares of our Series B Preferred Stock and $3,688,898 in cash from us in connection with the Closing.

As a result of the Closing, Mr. Azar’s beneficially owns 3,409,385 shares of common stock and 3,941,280 shares of common stock issuable upon conversion of the 552,000 outstanding shares of Series B Preferred Stock or 38.5%, of our outstanding common stock post-Closing (when including the shares of common stock issuable upon conversion of the Series B Preferred Stock which he holds) and holds 25.2% voting power over the Company. Mr. Azar has voting and investment power over the securities beneficially owned by RAD2. Mr. Azar also is affiliated with another one of the Sellers, Coyle Manna Management LLC.

In July and August 2016, RAD2, which was one of the Sellers, and is controlled by Mr. Azar, advanced the Company an aggregate of $350,000, of which $100,000 has been repaid and $250,000 remains outstanding. This advance does not accrue interest and has no stated maturity date.

On August 25, 2016, we entered into the Promissory Note in favor of RAD2, as described in greater detail above under Item 2.03, and on August 26, 2016, we entered into the Consulting Agreement with Mr. Azar as described in greater detail below.

Mr. Dreeben is one of the Sellers. Mr. Dreeben beneficially owns 1,780,634 shares of common stock, or approximately 11.8%, of our common stock as a result of the Closing. On March 28, 2016 and on June 13, 2016, we borrowed $250,000 and $100,000, respectively, from Mr. Dreeben pursuant to an Amended and Restated Short Term Promissory Note (the “Short Term Note”). The Short Term Note has a principal balance of $385,000 (the $350,000 borrowed plus a 10% original issue discount), does not accrue interest unless an event of default occurs thereunder, at which time the note accrues interest at 15% per annum, has a maturity date of August 31, 2016 and contains standard and customary events of default. The Short Term Note may be prepaid at any time without penalty. As additional consideration for Mr. Dreeben agreeing to make the loan we agreed to issue Mr. Dreeben 15,000 restricted shares of common stock.

Mr. Tips is affiliated with one of the Sellers, Azar, MPII & Range A&D Fund, LP. Upon completion of the Acquisition, Mr. Tips, through MPII, Inc., which he controls, received 1,184,725 shares of our common stock, or approximately 7.8%, of our outstanding common stock.

The proceeds of the Loan were used to repay and refinance approximately $30.6 million of indebtedness owed by certain of the Sellers, to the Lender (including an aggregate of $18.3 million owed by RAD2 and another entity controlled by Mr. Azar).

Consulting Agreement with Richard N. Azar II

On August 29, 2016, to be effective as of August 26, 2016, we entered into a Consulting Agreement with Mr. Azar to serve as the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Azar agreed to provide services to us in his role as Chairman of the Company as customarily performed by Chairman’s of public companies and as requested by the Board of Directors from time to time. The term of the agreement is for one year (the “Initial Term”); provided that the agreement automatically extends for additional one year periods after the Initial Term (each an “Automatic Renewal Term” and the Initial Term together with all Automatic Renewal Terms, if any, the “Term”), subject to the Renewal Requirements (described below), in the event that neither party provides the other written notice of their intent not to automatically extend the term of the agreement at least 30 days prior to the end of the Initial Term or any Automatic Renewal Term. The Term shall only be extended for an Automatic Renewal Term, provided that (i) Mr. Azar is re-elected to the Board of Directors at the Annual Meeting of Stockholders of the Company immediately preceding the date that such Automatic Renewal Term begins; and (ii) the Board of Directors affirms his appointment as Chairman for the applicable Automatic Renewal Term (or fails to appoint someone else as Chairman prior to such applicable Automatic Renewal Term)(the “Renewal Requirements”). The agreement expires immediately upon the earlier of: (i) the date upon which Mr. Azar no longer serves as Chairman; and (ii) any earlier date requested by either (1) the Company (as evidenced by a vote of a majority of the Board of Directors (excluding Mr. Azar) at a meeting of the Board of Directors), or (2) Mr. Azar (as evidenced by written notice to the Board of Directors). Additionally, we may terminate the agreement immediately and without prior notice if Mr. Azar is unable or refuses to perform the services required of him under the agreement, and either party may terminate the agreement immediately and without prior notice if the other party is in breach of any material provision of the agreement. We agreed to pay Mr. Azar $100,000 per year during the term of the agreement, subject to annual reviews by the Compensation Committee, after the first year. Mr. Azar agreed to not compete against us, unless approved in writing by the Board of Directors, during the term of the agreement.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed herewith as Exhibits 10.7, and incorporated by reference herein.

Changes in Board of Directors Committee Membership

In connection with the appointments, above, the Board of Directors determined that each of Messrs. Dreeben and Tips, were independent pursuant to applicable NYSE MKT rules and requirements, and appointed Mr. Tips as a member of the Compensation Committee and both Messrs. Dreeben and Tips as members of the Nominating and Corporate Governance Committee of the Board of Directors. At the same time, Fred Zeidman was re-appointed as Chairman of the Compensation Committee and Fred Hofheinz was re-appointed as Chairman of the Nomination Committee of the Board of Directors. Additionally, Mr. Tips was appointed as a member of the Audit Committee and Fred Zeidman was re-appointed as the Chairman of the Audit Committee. As a result, the Company’s current Board Committee Membership is as follows:

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard N. Azar II (Board Chairman)
Anthony C. Schnur
J. Fred Hofheinz	X	M	M	C
Fred S. Zeidman	X	C	C	M
Alan W. Dreeben	X			M
Robert Tips	X	M	M	M

C - Chairman of Committee.

M – Member.

Appointment of Officers

Also on August 26, 2016, Paul Pinkston was appointed as the Chief Accounting Officer of the Company and Ken Sanders was appointed as the Chief Operating Officer of the Company.

Biographical information of Mr. Pinkston and Mr. Sanders, is provided below:

Ken Sanders, age 66, has served as our Vice President of Asset Development since September 2013, and previously served as an engineering consultant with us from February 2013 to August 2013. Mr. Sanders has been the President and Chief Executive Officer of Research Exploration, LLC, a private exploration and production company focused on development of exploration prospects, development drilling opportunities and producing property acquisitions, mainly in the Gulf Coast onshore in Texas and Louisiana since 2007. Mr. Sanders served as the principal of KRS Resources, LLC, which undertook similar operations as Research Exploration, LLC, only in the states of Louisiana, Mississippi, Oklahoma and Texas from 2003 to 2007, when the company was consolidated into Research Exploration, LLC. Mr. Sanders served in various roles with Contour Energy, Inc. from 1999 to 2003, joining the company as Senior Vice President in 1999, with responsibility for all exploration and production activities in the company’s core onshore Gulf Coast, Louisiana and Texas and Gulf of Mexico shelf, properties. He was elected to the Board of Directors of Contour in 2001 and named President and Chief Executive Officer of Contour in May 2001. Prior to working at Contour, Mr. Sanders served in various roles with Seagull Energy E&P Inc., including Vice President, Exploration, Acquisitions & Engineering, from 1991 to 1999, served as an engineering consultant to Torch Energy Advisors Incorporated, served as President and Chief Executive Officer of Belwood USA, Inc. and provided services in various roles to The Keplinger Companies (as Executive Vice President) and Shell Oil Company (as Production Operations Engineer).

Mr. Sanders is a member of the Society of Petroleum Engineers (SPE), the Independent Petroleum Association of America (IPAA) and the Society of Petroleum Evaluation Engineers (SPEE) and is an inactive Registered Professional Engineer in Texas. Mr. Sanders received a Bachelor’s degree in Petroleum Engineering from Mississippi State University in 1972 and a Master of Business Administration (Finance) degree from the University of Houston in 1981.

Paul Pinkston, age 49, has served as the Director of Financial Reporting for the Company since May 2013. From January 2006 to May 2013, Mr. Pinkston served as a Senior Consultant with Sirius Solutions LLLP, where he performed accounting, audit and finance consulting services. From January 2002 to November 2005, Mr. Pinkston served as a Corporate Auditor performing internal audits for Baker Hughes, Inc. From September 1998 to November 2001, Mr. Pinkston served as a Senior Auditor, conducting public and private audits, at Arthur Anderson LLP.

Mr. Pinkston received a Batcher’s of Business Administration (Finance and Marketing) degree in 1990 from the University of Texas and a Masters of Business Administration (Accounting) degree from the University of Houston in 1998. Mr. Pinkston is a Certified Public Accountant registered in Texas.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Preferred Stock Designations

In connection with the Closing, we filed (a) an Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Redeemable Convertible Preferred Stock; and (b) a Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock (collectively, the “Designations”), with the Secretary of State of Nevada on August 25, 2016.

Series B Redeemable Convertible Preferred Stock

The Series B Preferred Stock has dividend rights that accrue at an annual rate of 6%, payable quarterly in arrears, beginning at the end of the first full quarter following the Closing, until such Series B Preferred Stock is no longer outstanding either due to conversion, redemption or otherwise. The Series B Preferred Stock also has liquidation rights equal to the original issue price of such shares ($25 per share) payable upon our liquidation, dissolution or winding up, either voluntary or involuntary. Each outstanding share of Series B Preferred Stock is entitled to one vote on all stockholder matters to come before our stockholders and are not entitled to series voting except as required by law.

 The Series B Preferred Stock has a face value of $25 per share. The Series B Preferred Stock is convertible into common stock at a rate of 7.14:1 (convertible into an aggregate of 3,941,280 shares of common stock if fully converted), at the option of the holder thereof, or automatically as to 25% of the Series B Preferred Stock shares if our common stock trades above $6.125 per share for at least 20 consecutive trading days, and trades with at least 75,000 shares of average volume per day during such period; an additional 50% of the Series B Preferred Stock shares if our common stock trades above $7.00 per share for at least 20 consecutive trading days, and trades with at least 75,000 shares of average volume per day during such period; and as to the remaining Series B Preferred Stock shares, if our common stock trades above $7.875 per share for at least 20 consecutive trading days, and trades with at least 75,000 shares of average volume per day during such period. Each outstanding share of Series B Preferred Stock is entitled to one vote per share on all stockholder matters.

The Series B Preferred Stock is redeemable at any time by the Company upon the payment by the Company of the face amount of the Series B Preferred Stock ($25 per share) plus any and all accrued and unpaid dividends thereon. Among other things, we agreed to not take any action to adversely affect the rights of the holders of the Series B Preferred Stock so long as the Series B Preferred Stock is outstanding and to not designate any capital stock with powers greater than the Series B Preferred Stock, without the approval of the holders of a majority of the outstanding Series B Preferred Stock shares.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion. The Series C Preferred Stock ranks senior to the Common Stock and pari passu with respect to our Series B Preferred Stock.

The Series C Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the Certificate of Designation), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted a conversion premium equal to the amount of dividends that such shares would have otherwise earned if they had been held through the maturity date, and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the conversion rate.

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable on the same terms and conditions as accrued interest is payable and adjustable under the Debenture described below. The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of Common Stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. Prior to the maturity date, provided that no trigger event has occurred (as defined in the Certificate of Designation), we have the right at any time upon 30 trading days’ prior written notice to redeem all or any portion of the Series C Preferred Stock by paying investor in cash 100% of the Face Value, plus the conversion premium, minus any dividends already paid on the Series C Preferred Stock being redeemed. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other Preferred Stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

Change in Fiscal Year

Effective on August 26, 2016, the Board of Directors of the Company approved a change in the Company’s fiscal year from March 31st to December 31st. The Company will file an Annual Report on Form 10-K for the year ended December 31, 2016 covering the transition period.

Item 7.01.	Regulation FD Disclosure

On August 31, 2016, the Company issued a press release discussing the closing of the Purchase Agreement, fundings described above and other matters. A copy of which is furnished as Exhibit 99.5 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.5 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired From Segundo Resources, LLC for the years ended March 31, 2016 and 2015 and the notes thereto, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired From Segundo Resources, LLC for the three months ended June 30, 2016 and 2015 and the notes thereto, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Unaudited Pro Forma Financial Information of Lucas Energy, Inc. as of March 31, 2016 and for the year ended March 31, 2016, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

Unaudited Pro Forma Financial Information of Lucas Energy, Inc. as of June 30, 2016 and for the three months ended June 30, 2016, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Second Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated August 25, 2016

3.1*	Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016

3.2*	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016

10.1*	Letter Agreement dated August 25, 2016, by and between Lucas Energy, Inc. and RAD2 Minerals, Ltd.

10.2*	$1.5 million Promissory Note by Lucas Energy, Inc. in favor of RAD2 Minerals, Ltd., dated August 25, 2016

10.3*	Loan Agreement dated August 25, 2016, between Lucas Energy, Inc., as borrower, Richard N. Azar, II, Donnie B. Seay, Richard E. Menchaca, RAD2 Minerals, Ltd., DBS Investments, Ltd., and Saxum Energy, LLC, as guarantors, and International Bank of Commerce, as lender

10.4*	Real Estate Lien Note dated August 25, 2016, by Lucas Energy, Inc., as borrower in favor of International Bank of Commerce, as lender

10.5*	Security Agreements dated August 25, 2016 by Lucas Energy, Inc. in favor of International Bank of Commerce

10.6*	Form of Limited Guaranty Agreement in favor of International Bank of Commerce dated August 25, 2016

10.7*	Consulting Agreement between Richard N. Azar II and Lucas Energy, Inc. dated August 29, 2016

23.1**	Consent of GBH CPAs, PC

99.1**	Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired From Segundo Resources, LLC for the years ended March 31, 2016 and 2015 and the notes thereto, including the related report of the independent registered public accounting firm

99.2**	Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired From Segundo Resources, LLC for the three months ended June 30, 2016 and 2015 and the notes thereto

99.3**	Unaudited Pro Forma Financial Information of Lucas Energy, Inc. as of March 31, 2016 and for the year ended March 31, 2016

99.4**	Unaudited Pro Forma Financial Information of Lucas Energy, Inc. as of June 30, 2016 and for the three months ended June 30, 2016

99.5***	Press Release dated August 31, 2016

* Filed herewith.

** To be filed by amendment, to the extent required by Item 9.01.

*** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: August 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Second Amendment to Asset Purchase Agreement by and between Lucas Energy, Inc., as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated August 25, 2016

3.1*	Amended and Restated Certificate of Designation of Lucas Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016

3.2*	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016

10.1*	Letter Agreement dated August 25, 2016, by and between Lucas Energy, Inc. and RAD2 Minerals, Ltd.

10.2*	$1.5 million Promissory Note by Lucas Energy, Inc. in favor of RAD2 Minerals, Ltd., dated August 25, 2016

10.3*	Loan Agreement dated August 25, 2016, between Lucas Energy, Inc., as borrower, Richard N. Azar, II, Donnie B. Seay, Richard E. Menchaca, RAD2 Minerals, Ltd., DBS Investments, Ltd., and Saxum Energy, LLC, as guarantors, and International Bank of Commerce, as lender

10.4*	Real Estate Lien Note dated August 25, 2016, by Lucas Energy, Inc., as borrower in favor of International Bank of Commerce, as lender

10.5*	Security Agreements dated August 25, 2016 by Lucas Energy, Inc. in favor of International Bank of Commerce

10.6*	Form of Limited Guaranty Agreement in favor of International Bank of Commerce dated August 25, 2016

10.7*	Consulting Agreement between Richard N. Azar II and Lucas Energy, Inc. dated August 29, 2016

23.1**	Consent of GBH CPAs, PC

99.1**	Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired From Segundo Resources, LLC for the years ended March 31, 2016 and 2015 and the notes thereto, including the related report of the independent registered public accounting firm

99.2**	Statements of Revenues and Direct Operating Expenses of Oil and Gas Properties Acquired From Segundo Resources, LLC for the three months ended June 30, 2016 and 2015 and the notes thereto

99.3**	Unaudited Pro Forma Financial Information of Lucas Energy, Inc. as of March 31, 2016 and for the year ended March 31, 2016

99.4**	Unaudited Pro Forma Financial Information of Lucas Energy, Inc. as of June 30, 2016 and for the three months ended June 30, 2016

99.5***	Press Release dated August 31, 2016

* Filed herewith.

** To be filed by amendment, to the extent required by Item 9.01.

*** Furnished herewith.